Exhibit 99.1

 For Release:  April 19, 2007

Contact: Gerald Coggin, Sr. VP Investor Relations

Phone: (615) 890-2020 ext. 1405

NHR DELAYS ANNUAL MEETING OF SHAREHOLDERS

MURFREESBORO, Tenn. -- National Health Realty, Inc., (AMEX: NHR) a real estate investment trust specializing in long-term health care investments, announces that its 2007 annual meeting of stockholders will be delayed due to the proposed merger between NHR and National HealthCare Corporation (AMEX: NHC).

We intend to hold an annual meeting of stockholders in September 2007 only if the proposed merger with NHC is not completed.  Because the date of the 2007 annual meeting of stockholders has been changed by more than 30 days from the date of the 2006 annual meeting of stockholders, the deadline for submitting stockholder proposals will be extended to a reasonable time before NHR begins to print and send its 2007 annual meeting proxy materials, and NHR will disclose this deadline when the exact date of the annual meeting is determined.

NHR owns the real property of 16 skilled nursing facilities, six assisted living centers and one independent living center. NHR also owns first and second mortgage notes totaling $12.5 million. These notes are secured by operating skilled nursing facilities and other health care properties.  Additional information including NHR’s most recent press releases may be obtained on NHR’s web site at www.nationalhealthrealty.com. The company trades on the American Stock Exchange with the symbol NHR.

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements other than statements of historical facts included in this press release are forward-looking statements.  All forward-looking statements speak only as of the date of this press release.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results of the proposed merger to be materially different from any future results of the proposed merger expressed or implied by such forward-looking statements.  Such risks, uncertainties and other factors relate to, among others, approval of the transactions by the shareholders of NHR and NHC, and the satisfaction of the closing conditions to the transactions.  Additional information or factors which could impact NHR and the forward-looking statements contained herein are included in NHR’s filings with the Securities and Exchange Commission.  The companies assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.